                                                                    Exhibit 10.9

                            THE MACMANUS GROUP, INC.
                                  1675 Broadway
                               New York, NY 10019




                                                              September 24, 1999


Mr. Craig D. Brown
39 Keelers Ridge Road
Wilton, Connecticut 06897

Dear Craig:

     Reference is made to your Amended and Restated Salary Continuation Agreement dated as of December 29, 1995 (the "Salary Continuation Agreement") with The MacManus Group, Inc. (formerly D'Arcy Masius Benton & Bowles, Inc., "the Company"). This will confirm that as part of your new employment arrangements with the Company, the Salary Continuation Agreement is amended as follows:

     (i)  The "Salary Continuation Payment" as described in Sections 2(c) and
          (d) of the Salary Continuation Agreement will be a total of $2,500,000, payable at the rate of $250,000 per annum for a period of 10 years -- i.e., a total of one hundred twenty (120) equal monthly installments of $20,833.33.

     (ii) For so long as you or your estate are receiving payments under the Salary Continuation Agreement, the Company agrees that it will continue to provide you and/or your estate, as the case may be, with tax preparation and financial planning services, consistent with those currently being provided to you.

          This also confirms that your Salary Continuation Payment benefits under the Salary Continuation Agreement are fully vested in respect of your past services and will not be forfeitable upon the termination of your employment for any reason -- i.e., regardless of whether such termination is voluntary or involuntary and with or without cause, and regardless of when such termination occurs. The only grounds for forfeiture of such benefits are as specifically set forth in paragraph 4 of the Salary Continuation Agreement relating to a breach of the restrictive covenants set forth therein.

     Except as expressly modified by this letter, all of the terms and conditions of the Salary Continuation Agreement shall remain in full force and effect.




                                           Very truly yours,

                                           THE MACMANUS GROUP, INC.

                                           By:  /s/ Roy J. Bostock
                                              ----------------------------------

AGREED:



/s/ Craig D. Brown
---------------------------------
Craig D. Brown

                         SALARY CONTINUATION AGREEMENT
                         -----------------------------

     AMENDED AND RESTATED AGREEMENT, made as of the 29th day of December, 1995,
                                                    ----        --------
by and between D'ARCY MASIUS BENTON & BOWLES, INC., a Delaware corporation (hereinafter called the "Company"), and CRAIG D. BROWN (hereinafter called the "Employee").


                                   WITNESSETH:


     WHEREAS, the Employee is employed by the Company; and


     WHEREAS, the Company desires the Employee to remain in its service and is willing to offer the Employee an incentive to do so in the form of compensation payable upon the death, permanent disability or retirement of the Employee, on the terms and conditions set forth herein; and


     WHEREAS, the Company and the Employee currently are parties to a Salary Continuation Agreement dated as of June 13, 1990, and wish to amend and restate such agreement in its entirety.


     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto.


     IT IS AGREED as follows:


     1.   Salary Continuation Payments Upon Death, Retirement or Disability.
          -----------------------------------------------------------------


     Upon the terms and conditions hereinafter set forth, the Company shall pay the Employee the Salary Continuation Payment to which he is entitled pursuant to paragraph 2 hereof, in equal monthly installments on the first business day of each calendar month during the ten year period commencing on the Benefit Commencement Date (as defined below).


          Notwithstanding anything to the contrary, the Company shall have the option at any time to pay the Employee the unpaid portion of the Salary Continuation Payment to which the Employee is entitled pursuant to paragraph 2 hereof in a lump sum payment discounted to the then present value at 8% per annum.


     2.   Calculation and Timing of the Salary Continuation Payment.
          ---------------------------------------------------------

          (a) The "Benefit Commencement Date" shall be January 1, 2007, or a mutually agreed later date. Notwithstanding the foregoing, in the event of the Employee's death or permanent disability prior to the Benefit Commencement Date, the Company agrees to pay to the beneficiary designated by the Employee in writing on the form provided by the Company or the disabled Employee, as the case may be, the Salary Continuation Payment, payable upon the first business day of the month following the month in which the Employee dies or becomes disabled and continuing until a total of one hundred twenty (120) monthly installments have been paid.


          (b) For purposes of this Agreement, the Employee shall be deemed to be disabled on the first date that the Employee meets the definition of permanent disability under a disability income insurance policy issued on the Employee's life by National Life of Vermont on July 1, 1982, Policy No. D1776311 or any other policy that may be substituted in its place and stead. It is understood that such policy contains an elimination period clause during which time the Company in its sole discretion shall determine if the definition of permanent disability is met. After the conclusion of the elimination period, the determination of permanent disability for purposes of this Agreement shall be made exclusively by the insurance company in its decision to pay disability income benefits under the policy.

     (c) The aggregate benefit payment (the "Salary Continuation Payment") payable hereunder shall be equal to $2,000,000. The Employee is eligible for 100% of the Salary Continuation Payment by virtue of his past full-time employment with the Company for a period in excess of ten years.

     (d) Upon the Benefit Commencement Date, the Salary Continuation Payment shall be payable to the Employee at a rate of $200,000 per annum for ten years -- i.e., a total of one hundred twenty (120) equal monthly installments of $16,666.67.

     (e) Notwithstanding anything contained herein to the contrary, the Company's payment obligations under this Agreement shall be reduced to the extent of any disability income insurance proceeds receivable by the Employee, resulting from any policy or policies paid for, in whole or in part, by the Company. Such obligations shall not be reduced by any benefits receivable by the Employee through Social Security or any Company sponsored group long-term disability plan, for which the Employee either directly or indirectly pays the premium.

     In the event that the Employee becomes disabled but then ceases to be deemed permanently disabled as determined above, all further payments under this Agreement shall cease immediately. When payments resume upon the occurrence of the Employee's subsequent death, the Benefit Commencement Date or a new disability date, the Salary Continuation Payment shall he reduced by the aggregate amount of payments made hereunder during the prior period or periods of permanent disability against (such prior payments being applied against the monthly installments in the inverse order of maturity).

     If the Company shall find that any person to whom any payment is payable under this Agreement is unable to care for his/her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Agreement.


     3.   Restrictive Covenants.
          ---------------------

     (a) The Employee agrees that his services to the Company are of a special, unique, extraordinary and intellectual character, that his position with the Company places him in a position of confidence and trust with clients and employees of the Company, and that in the course of his employment, the Employee has and will continue to develop a personal acquaintanceship and relationship with the Company's clients, and a knowledge of those clients' affairs and requirements which may constitute the Company's primary or only contact with such clients. The Employee further acknowledges that the rendering of services to the clients of the Company necessarily requires the disclosure or use of confidential information and trade secrets of the Company. The Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Employee make the covenants contained herein. As a further condition to receiving the Salary Continuation Payment as set forth herein, the Employee agrees that while he is in the Company's employ and for a two-year period after the termination of the Employee's employment with the Company for any reason whatsoever, the Employee shall not directly or indirectly:

          (i) attempt in any manner to solicit from any client (except on behalf of the Company) business of the type performed by the Company or to persuade any client of the Company to cease to do business or to reduce the amount of business which any such client has customarily done or contemplated doing with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts,

          (ii) employ or attempt to employ or assist anyone else to employ (except on behalf of the Company) any person who is then in the Company's employ, or who was in the Company's employ at any time during the then immediately preceding two years; or

          (iii) render any services of the type rendered by the Company to its clients to or for any client of the Company unless such services are rendered as an employee or consultant of the Company.

     As used in this paragraph 3(a), the term "client" shall mean (1) any person, corporation or entity which is a client of the Company at the date of termination of the Employee's employment or, if the employment shall not have terminated, at the time of the alleged prohibited conduct: (2) any person, corporation or entity which was a client of the Company at any time during the one year period immediately preceding the date of termination of the Employee's employment or. if the Employee's employment shall not have terminated, during the one year period immediately preceding the alleged prohibited conduct; and
(3) any prospective clients to whom the Company had made a formal presentation (or similar offering of services) within a period of one year immediately preceding the date of such termination of employment or, if the Employee's employment shall not have terminated, during the one year period immediately preceding the alleged prohibited conduct.

     (b) The Employee also agrees that he will not at any time (whether during or after termination of his employment) disclose to anyone any confidential information or trade secrets of the Company or any client of the Company, or utilize such confidential information or trade secrets for his own benefit, or for the benefit of third parties and all memoranda, notes, records or other documents compiled by him or made available to him during the term of his employment concerning the business of the Company and/or its clients shall be the property of the Company and shall be delivered to the Company on the termination of his employment or at any other time upon request.

     (c) If the Employee commits a breach or threatens to commit a breach, of any of the provisions of (a) or (b) above, the Company (and/or any division, parent, subsidiary or affiliate thereof), in addition to the forfeiture provisions of paragraph 4 below, shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the provisions of this paragraph 3 shall in no way impair or derogate the rights or remedies which the Company may otherwise have under any employment contract or other agreement with Employee, or which the Company may have at law or in equity, to prevent the disclosure of confidential information or trade secrets or to recover damages for disclosure thereof, or to prevent Employee from engaging in competition with the Company, or to recover damages therefor, or for any breach of any other of his duties and responsibilities to the Company.


     4.   Forfeiture of Payments.
          ----------------------

     In the event that the Employee shall violate the terms and conditions set forth in paragraph 3, and such violation remains uncured for a thirty (30) day period following the delivery of notice to perform by the Company, then such violation shall constitute a breach of this Agreement, and no further Salary Continuation Payment shall be due or payable by the Company thereafter and the Company shall have no further liability or obligation under this Agreement whatsoever.


     5.   Assignment, Benefit, Etc.
          ------------------------

     This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Employee and the Employee's heirs, executors, administrators and legal representatives. The rights of the Employee or any person designated to receive payments hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, except by will or by the laws of descent and distribution.


     6.   Miscellaneous.
          -------------

     (a) Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company as an executive or in any other capacity.

     (b) Any payment made pursuant to this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which the Employee may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees. All payments hereunder shall be reduced by all applicable withholdings, contributions and payroll taxes in effect from time to time.

     (c) The provisions set forth in this document shall not be subject to the provisions of any other agreement to which any of the parties hereto are party, unless explicitly provided for otherwise herein or in any subsequent agreement. This Agreement amends, restates and supercedes in its entirety the Salary Continuation Agreement dated as of June 13, 1990 between the Company and the Employee, which agreement in turn superceded the DMM Salary Continuation Plan Agreement dated July 1, 1982 between the Employee and the Company.

     (d) This Agreement may only be altered, amended or terminated in writing signed by the Employee and the Company.

     (e) This Agreement has been made and shall be interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein.

     IN WITNESS WHEREOF, the Employee has signed this Agreement and the Company has executed these presents by its officer thereunto duly authorized, on the day and year first above written.


                                             D'ARCY MASIUS BENTON & BOWLES,
                                             INC.





                                           By:  /s/ Roy J. Bostock
                                              ----------------------------------




                                               /s/ Craig D. Brown
                                           -------------------------------------
                                             Craig D. Brown